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                                                                    Exhibit 99.1

SINOFRESH HEALTHCARE, INC.

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516 Paul Morris Drive * Englewood, FL 34223 * 941-681-3100 * Fax 941-681-3139 *
                                www.sinofresh.com

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MEDIA CONTACT:
MICHAEL GILLETTE
941-681-3121
- OR -
INVESTOR RELATIONS:
941-681-3135

                                                           FOR IMMEDIATE RELEASE

    ENTERTAINER ED MCMAHON TO ENDORSE SINOFRESH(TM) NASAL & SINUS CARE FORMER
     "TONIGHT SHOW" ANNOUNCER TO APPEAR IN SINOFRESH TELEVISION COMMERCIALS

ENGLEWOOD, FL, OCTOBER 19, 2004 - SinoFresh HealthCare, Inc. (OTC BB: SFSH) today announced that entertainer Ed McMahon has entered an agreement to endorse the Company's lead product, SinoFresh(TM) Nasal & Sinus Care. SinoFresh(TM) Nasal & Sinus Care is the first over-the-counter nasal spray that kills fungus and bacteria in the nose and mouth. Mr. McMahon began using SinoFresh(TM) Nasal & Sinus Care some time ago to help alleviate his own sinus distress.

Best known for his 30 years on NBC's "The Tonight Show" with Johnny Carson, Mr. McMahon will be engaged in a number of promotional activities with SinoFresh including starring in television commercials scheduled to air later this year. Mr. McMahon's personal success story using SinoFresh(TM) Nasal & Sinus Care will be featured prominently in the promotions.

Stated Mr. McMahon, "As a long-time sinus sufferer, it thrills me to have found this wonderful product." He continued, "I can't wait to help carry the news of this remarkable discovery to the tens of millions of Americans who suffer as I did."

"We are ecstatic to have Mr. McMahon aboard," stated SinoFresh Chairman and CEO Charles Fust. He continued, "His enthusiasm, endorsement, and energy will be tremendous catalysts in building awareness of our product. I don't think we could have asked for a more suitable spokesperson."

ABOUT SINOFRESH HEALTHCARE, INC.

SinoFresh HealthCare, Inc. is a developer and marketer of innovative therapies to treat inflammatory and infectious diseases of the upper respiratory system. The Company is researching broad-spectrum antiseptic approaches to reducing viral, bacterial, and fungal organisms that are suspected to cause pathogenesis of the mouth, nose, and throat. The Company holds many patents and patent applications on its innovative pharmaceutical technology and relies upon a distinguished panel of medical experts and a management team experienced in the bio-pharmaceutical arena.


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The Company's lead product, SinoFresh(TM) Nasal & Sinus Care, is the first over-the-counter antiseptic nasal spray that kills bacteria and fungus in the mouth and nose. The Company is also researching how antiseptic cleansing may aid in alleviating sinus distress, a problem that may affect 37 million Americans annually. SinoFresh(TM) Nasal & Sinus Care is available nationwide in Wal-Mart, Walgreens, Rite Aid, CVS, Sav-on drugs, Osco Drug and other drug, grocery and mass merchandise retailers. More information is available at www.sinofresh.com.

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements speak only as of the date on which such statements are made and involve risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission, including risks summarized in the Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 2003 (file No. 0-49764). The Company's actual results could differ materially from such forward-looking statements. The Company undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

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*SinoFresh(TM) is a trademark of SinoFresh HealthCare, Inc.